EXHIBIT 5.1

                         Opinion and Consent of Counsel

THE O'NEAL LAW FIRM, P.C.
17100 East Shea Boulevard
Suite 400-D
Fountain Hills. Arizona 85268
(480) 812-5058 (480) 816-9241 (fax)

                    OPINION OF COUNSEL AND CONSENT OF COUNSEL

TO:               Board of Directors
                  El Avila, Inc.

RE:               Registration Statement on Form SB-2

Dear Mr. Shelley:

     As counsel to El Avila, Inc., a Nevada corporation (the "Company"), we have participated in the preparation of the Company's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the registration of 500,000 shares of the Company's $0.001 par value common stock. As counsel to the Company, we have examined such corporate records, certificates and other documents of the Company, and made inquiries of such officers of the Company, as we have deemed necessary or appropriate for purposes of this opinion. We have also examined the applicable laws and constitutional provisions of the State of Nevada, and reported judicial decisions interpreting such laws and provisions. Based upon such examinations, we are of the opinion that the shares of the Company's common stock, when issued in the manner set forth in the Registration Statement, will be validly issued, fully paid and non-assessable shares of the shares of the common stock of the Company in accordance with the applicable laws and constitutional provisions of the State of Nevada, and reported judicial decisions interpreting such laws and provisions. We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement on Form SB-2 filed by the Company and the reference to our firm contained therein under "Legal Matters".

                                   Sincerely,



                                                  /s/ THE O'NEAL LAW FIRM, P.C.
                                                  ------------------------------
                                                     Fountain Hills, Arizona

DATED: August 2, 2005

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